Exhibit 99.1

AUXILIUM PHARMACEUTICALS, INC. ANNOUNCES XIAFLEX MILESTONE: PARTNER ASAHI KASEI PHARMA CORPORATION COMPLETES REGULATORY SUBMISSION FOR DUPUYTREN’S CONTRACTURE IN JAPAN

Acceptance of Regulatory Submission Triggers $10 Million Milestone Payment to Auxilium

CHESTERBROOK, Pa., July 31, 2014 — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, today announced that the Company will receive a $10 million regulatory milestone payment from its partner Asahi Kasei Pharma Corporation (Asahi Kasei). The payment is due because of the successful submission of a regulatory application to the Japanese Pharmaceutical and Medical Device Agency (PMDA) for XIAFLEX® (collagenase clostridium histolyticum) for the treatment of Dupuytren’s contracture (DC). The review by PMDA is expected to be completed by mid-2015. XIAFLEX is a biologic approved in the U.S., EU, Canada and Australia for the treatment of adult DC patients with a palpable cord and, in the U.S. for the treatment of adult men with Peyronie’s disease (PD) with a palpable plaque and curvature deformity of at least 30 degrees at the start of therapy.

“We are pleased to see our collaboration with Asahi Kasei advance XIAFLEX, if approved, as the potential first, effective non-surgical treatment option available in Japan for patients suffering from the debilitating effects of Dupuytren’s contracture,” said Adrian Adams, Chief Executive Officer and President of Auxilium Pharmaceuticals. “This marks another important milestone in the continued expansion of XIAFLEX to a global patient population.”

In March 2011, Auxilium entered into a development, commercialization and supply agreement with Asahi Kasei. Under the agreement, Asahi Kasei was granted the exclusive right to commercialize XIAFLEX for the treatment of DC and PD in Japan upon receipt of applicable regulatory approvals. Asahi Kasei is primarily responsible for the clinical development, regulatory and commercialization activities for XIAFLEX in Japan. Auxilium is eligible to receive up to $247 million in potential payments, with $37 million tied to development and regulatory milestones and $210 million tied to achievement of aggregate annual net sales thresholds. As a consequence of the $10 million milestone payment being made on account of the successful PMDA submission, the remaining potential payments and payments tied to regulatory milestones are reduced from $247 million to $237 million and from $37 million to $27 million, respectively. In addition, Asahi Kasei will provide quarterly royalty payments based on tiered, double-digit percentages of the aggregate annual net sales of XIAFLEX in Japan.

About Dupuytren’s Contracture (DC)

DC is a progressive condition affecting the hand, specifically the layer of tissue just under the skin of the palm and fingers. While this layer of tissue normally contains collagen, in patients with DC there is an increase in the amount of collagen produced. Abnormal collagen build-up results in nodule and cord formation that worsens over time. Eventually, rope-like collagen cords may form, thicken and shorten, causing the fingers to be drawn in toward the palm. This thickening and shortening of the Dupuytren’s cord can reduce the finger’s range of motion (how much a person can move or straighten them). Once the Dupuytren’s collagen cord can be felt, it is referred to as a “palpable cord.” (1),(2)

About XIAFLEX

XIAFLEX (collagenase clostridium histolyticum, or CCH) is a biologic approved in the U.S., EU, Canada and Australia for the treatment of adult Dupuytren’s contracture (DC) patients with a palpable cord and in the U.S. for the treatment of adult men with Peyronie’s disease (PD) with a palpable plaque and penile curvature deformity of at least 30 degrees at the start of therapy. XIAFLEX consists of a combination of two subtypes of collagenase, derived from Clostridium histolyticum. Together, the collagenase sub-types are thought to work synergistically to break the bonds of the triple helix collagen structure. XIAFLEX has been granted Orphan status in the U.S. by the FDA for DC and PD.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and commercializing innovative products for specialist audiences. With a broad range of first- and second-line products across multiple indications, Auxilium is an emerging leader in the men’s healthcare area and has strategically expanded its product portfolio and pipeline in orthopedics, dermatology and other therapeutic areas. The Company now has a broad portfolio of 12 approved products. Among other products in the U.S., Auxilium markets edex®(alprostadil for injection), an injectable treatment for erectile dysfunction, Osbon ErecAid®, the leading device for aiding erectile dysfunction, STENDRA® (avanafil), an oral erectile dysfunction therapy, Testim® (testosterone gel) for the topical treatment of hypogonadism, an Authorized Generic version of Testim (testosterone gel) with its partner Prasco, LLC, TESTOPEL® (testosterone pellets) a long-acting implantable testosterone replacement therapy, XIAFLEX® (collagenase clostridium histolyticum or CCH) for the treatment of Peyronie’s disease and XIAFLEX for the treatment of Dupuytren’s contracture. The Company also has programs in Phase 2 clinical development for the treatment of Frozen Shoulder syndrome and cellulite. To learn more, please visit www.Auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “could,” “estimate,” “project,” “will,” and “target.”  Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of the Company and are based upon preliminary information and management assumptions, and include statements about the Company’s expectations for the timing for the completion of PMDA’s review of the Company’s submission, and the Company’s product candidates in development and when or whether XIAFLEX will be approved as a treatment option in Japan for patients with DC. While the Company may elect to update the forward-looking statements made in this news release in the future, the Company specifically disclaims any obligation to do so.  Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the PMDA and U.S. Food and Drug Administration, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”).  Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “For Investors - SEC Filings.”  There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Auxilium Contacts:

Keri P. Mattox / SVP, IR &	Nichol L. Ochsner / Senior Director, IR &
Corporate Communications	Corporate Communications
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
kmattox@auxilium.com	nochsner@auxilium.com

(1)  Luck JV. Dupuytren’s contracture: a new concept of the pathogenesis correlated with surgical management. J Bone Joint Surg Am. 1959;41(4):635-664.

(2) Desai SS, Hentz VR. Collagenase clostridium histolyticum for Dupuytren’s contracture. Expert Opin Biol Ther. 2010;10(9):1395-1404.